UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2013

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 24, 2013, Teledyne issued a press release with respect to its third quarter 2013 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On October 22, 2013, Teledyne Technologies Incorporated and Dr. Robert Mehrabian, the Chairman, President and Chief Executive Officer of Teledyne, entered into a Fifth Amended and Restated Employment Agreement (the “Employment Agreement”) to implement actions of the Personnel and Compensation Committee taken at its meeting on October 22, 2013. The terms of the Employment Agreement are essentially the same as the previously filed Fourth Amended and Restated Employment Agreement, except that: (1) Dr. Mehrabian’s base salary was increased to $930,000, effective January 1, 2014, (2) Dr. Mehrabian would be eligible to receive a target cash bonus based on 120% of his annual base salary under the Annual Incentive Plan (AIP), (3) the percentage of annual base salary used to determine the number of shares awarded to Dr. Mehrabian under the Restricted Stock Award Program was increased to 100% (beginning in 2014), and (4) the term of the Employment Agreement continues through December 31, 2017.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

On October 22, 2013, the Personnel and Compensation Committee also took the following actions:

The Committee granted a Restricted Stock Award consisting of 5,854 shares of Teledyne common stock to Dr. Mehrabian. The terms and conditions of the Restricted Stock Award are the same as are applicable to the awards granted to participants in the Restricted Stock Award Program on January 22, 2013, except that the performance cycle begins on the date of grant and ends on December 31, 2015. The performance goal, as with prior Restricted Stock Awards, is the price of Teledyne's common stock as compared to the Russell 2000 Index over the performance period. In order for Dr. Mehrabian to retain the restricted shares, Teledyne's aggregate return to shareholders (as measured by Teledyne's stock price) must be at least 35% of the performance of the Russell 2000 Index for the performance cycle period. If Teledyne's stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares. A copy of the Restricted Stock Award Agreement is attached as Exhibit 10.2 to this filing.

The Committee approved new annual base salaries for the following Teledyne’s named executive officers set forth below, effective January 1, 2014.

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$930,000

Susan L. Main	Senior Vice President and Chief Financial Officer	$425,000

Aldo Pichelli	Executive Vice President	$435,632

Rex D. Geveden	Executive Vice President	$410,005

Wajid Ali	Vice President and Controller	$329,608

With regard to Ms. Main, the Committee further indicated that (i) she would be eligible to receive a target cash bonus based on 75% of her annual base salary if and when the Committee established the Annual Incentive Plan (AIP) for 2014, and (ii) she would be eligible to receive a Restricted Stock Award equal in value equal to 45% of her annual base salary if and when the Committee established a Restricted Stock Award Program for the 2014-2016 performance cycle. With regard to Mr. Geveden, the Committee indicated that he would be eligible to receive a Restricted Stock Award equal to 45% of his annual base salary if and when the Committee established a Restricted Stock Award Program for the 2014-2016 performance cycle.

In setting such base salaries and other elements of compensation described above, the Committee considered general industry and industry peer compensation information provided by independent compensation consultants, executive performance, recent promotions, added responsibilities and other factors.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Fifth Amended and Restated Employment Agreement, dated October 22, 2013, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian

Exhibit 10.2	Restricted Stock Award Agreement, dated October 22, 2013, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian

Exhibit 99.1	Press Release announcing third quarter 2013 financial results dated October 24, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: October 24, 2013

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release announcing third quarter 2013 financial results dated October 24, 2013.